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                                                                    EXHIBIT 21.1

                                 PUBLICARD, INC
                            AND SUBSIDIARY COMPANIES

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                              STATE OF JURISDICTION
SUBSIDIARY                                                      OF INCORPORATION
----------                                                    ---------------------
Amazing! Controls, Inc. (a/k/a Amazing Smart Card             California
  Technologies, Inc.).......................................
Boxsterview, Inc. ..........................................  Delaware
Continental Distilling Corporation..........................  Delaware
Darkrats, Inc. .............................................  Delaware
Fentronics, Inc. ...........................................  Delaware
Greenwald Industries, Inc. .................................  Delaware
Greenwald Intellicard, Inc. ................................  Delaware
Greystone Peripherals, Inc. ................................  California
Hanten Acquisition Co. .....................................  Delaware
Kidde Systems, Inc. ........................................  Delaware
LTA Disposition Corporation.................................  Delaware
Nevco Housewares, Inc. .....................................  Delaware
Orr-Schelen-Mayeron & Associates, Inc. .....................  Minnesota
Publicker Chemical Corporation..............................  Louisiana
Publicker Gasohol, Inc. ....................................  Delaware
Publicker, Inc. ............................................  Delaware
Rouglas-Dandall, Inc. ......................................  Delaware
Sagrocry, Inc. .............................................  Pennsylvania
Tritheim Technologies, Inc. ................................  Florida

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